CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-8) pertaining to the Gerald Stevens, Inc. 401(k) Plan and to the incorporation by reference therein of our report dated October 8, 1998, with respect to the consolidated financial statements and schedule for the year ended August 31, 1997 of Gerald Stevens, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1999 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP




Tampa, Florida
January 3, 2000